Exhibit 32

SECTION 1350 CERTIFICATION

In connection with the Annual Report of Georgia Gulf Corporation (the “Company”) on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Paul D. Carrico, certify, to the best of my knowledge pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ PAUL D. CARRICO

Paul D. Carrico
President, Chief Executive Officer and Director

March 11, 2010

SECTION 1350 CERTIFICATION

In connection with the Annual Report of Georgia Gulf Corporation (the “Company”) on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gregory C. Thompson, certify, to the best of my knowledge pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ GREGORY C. THOMPSON

Gregory C. Thompson
Chief Financial Officer and Treasurer

March 11, 2010